                                                                      EXHIBIT 11

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                         ATTRIBUTABLE TO COMMON STOCKS

                                                                   YEAR ENDED DECEMBER 31, 1995
                                                                -----------------------------------
                                                                 $1 2/3
                                                                PAR VALUE      CLASS E      CLASS H
                                                                 COMMON        COMMON       COMMON
                                                                  STOCK         STOCK        STOCK
                                                                ---------      -------      -------
                                                                    (DOLLARS IN MILLIONS EXCEPT
                                                                        PER SHARE AMOUNTS)
Net income before cumulative effect of accounting change
  attributable to stocks.....................................   $ 5,872.4      $ 795.5      $264.6
Premium on repurchase of preference stocks...................       153.4           --          --
Dividends on preference stocks...............................       210.2           --          --
                                                                 --------       ------      ------
Earnings attributable to common stocks.......................     5,508.8        795.5       264.6
Dividends on common stocks...................................       824.2        205.4        87.9
                                                                 --------       ------      ------
Undistributed earnings.......................................     4,684.6        590.1       176.7
Adjustments
  Change in earnings attributable to each class of common
     stock related to the assumed exercise of stock
     options(1)..............................................        (8.9)         0.1         8.8
  Dividends on assumed common stock transactions.............        (6.5)          --        (2.9)
                                                                 --------       ------      ------
Adjusted earnings attributable to common stocks..............   $ 4,669.2      $ 590.2      $182.6
                                                                 ========       ======      ======
Weighted average shares outstanding (in millions)............       749.7        404.6        95.5
Adjustment
  Assumed exercise of dilutive stock options(1)..............         6.0           --         3.2
                                                                   ------       ------       -----
Adjusted weighted average shares outstanding.................       755.7        404.6        98.7
                                                                   ======       ======       =====
Per Share Data
Earnings per share attributable to undistributed earnings on common stocks before cumulative effect of accounting
  change.....................................................      $ 6.18       $ 1.46       $1.85
Cumulative effect of accounting change at January 1, 1995....       (0.07)          --          --
Dividends....................................................        1.10         0.52        0.92
Adjustment...................................................          --        (0.02)(2)      --
                                                                   ------       ------       -----
Earnings per share attributable to common stocks.............      $ 7.21       $ 1.96       $2.77
                                                                   ======       ======       =====

- -------------------------
Note: The difference between fully diluted and primary earnings per share is immaterial.

(1) The assumed exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.

(2) The per-share reported earnings attributable to Class E common stock of $1.96 equals the sum of the separate computations of each of the four quarters, consistent with the requirements for calculating earnings per share based on EDS earnings and the Class E denominator. The calendar year calculation shown above (based on 1995 weighted average outstanding Class E shares for the year) requires an adjustment of $0.02 due to the significant differences in the weighted average number of shares outstanding in each quarter resulting from the Class E stock contribution to the U.S. Hourly Pension Plan.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                   ATTRIBUTABLE TO COMMON STOCKS -- CONTINUED

                                                                   YEAR ENDED DECEMBER 31, 1994
                                                                -----------------------------------
                                                                 $1 2/3
                                                                PAR VALUE      CLASS E      CLASS H
                                                                 COMMON        COMMON       COMMON
                                                                  STOCK         STOCK        STOCK
                                                                ---------      -------      -------
                                                                    (DOLLARS IN MILLIONS EXCEPT
                                                                        PER SHARE AMOUNTS)
Net income attributable to stocks (before cumulative effect
  of accounting change)......................................   $ 4,965.9      $ 444.4      $248.4
Dividends on preference stocks...............................       320.7           --          --
                                                                 --------       ------      ------
Earnings attributable to common stocks.......................     4,645.2        444.4       248.4
Dividends on common stocks...................................       592.6        124.8        73.8
                                                                 --------       ------      ------
Undistributed earnings.......................................     4,052.6        319.6       174.6
Adjustments
  Add-back dividends on assumed conversion of preference
     stock...................................................        32.5           --          --
  Change in earnings attributable to each class of common
     stock related to the assumed exercise of stock
     options*................................................        (5.3)          --         5.3
  Dividends on assumed common stock transactions.............       (10.4)          --        (1.6)
                                                                 --------       ------      ------
Adjusted earnings attributable to common stocks..............   $ 4,069.4      $ 319.6      $178.3
                                                                 ========       ======      ======
Weighted average shares outstanding (in millions)............       741.3        260.3        92.1
Adjustments
  Shares issued on assumed conversion of preference stock*...         8.2           --          --
  Assumed exercise of dilutive stock options*................         4.8           --         2.0
                                                                    -----        -----        ----
Adjusted weighted average shares outstanding.................       754.3        260.3        94.1
                                                                    =====        =====        ====
Per Share Data
Earnings per share attributable to undistributed earnings on common stocks (before cumulative effect of accounting
  change)....................................................      $ 5.40        $1.23      $ 1.90
Cumulative effect of accounting change at January 1, 1994....       (1.05)          --       (0.08)
Dividends....................................................        0.80         0.48        0.80
                                                                   ------        -----      ------
Earnings per share attributable to common stocks.............      $ 5.15        $1.71      $ 2.62
                                                                   ======        =====      ======

- -------------------------
Note: The difference between fully diluted and primary earnings per share is immaterial.

* The assumed conversion of preference stock and exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                   ATTRIBUTABLE TO COMMON STOCKS -- CONCLUDED

                                                                   YEAR ENDED DECEMBER 31, 1993
                                                                -----------------------------------
                                                                 $1 2/3
                                                                PAR VALUE      CLASS E      CLASS H
                                                                 COMMON        COMMON       COMMON
                                                                  STOCK         STOCK        STOCK
                                                                ---------      -------      -------
                                                                    (DOLLARS IN MILLIONS EXCEPT
                                                                        PER SHARE AMOUNTS)
Net income attributable to stocks............................   $ 1,894.1      $ 367.2      $204.5
Dividends on preferred and preference stocks.................       356.8           --          --
                                                                 --------       ------      ------
Earnings attributable to common stocks.......................     1,537.3        367.2       204.5
Dividends on common stocks...................................       565.8         97.2        64.1
                                                                 --------       ------      ------
Undistributed earnings.......................................       971.5        270.0       140.4
Adjustments
  Add-back dividends on assumed conversion of preference
     stocks..................................................         4.6           --          --
  Change in earnings attributable to each class of common
     stock related to the assumed share transactions*........       (10.5)        10.5          --
  Attributable to conversion of options*.....................        (6.6)         0.1         6.5
  Dividends on assumed common stock transactions.............        (6.1)        (2.8)       (2.0)
                                                                 --------       ------      ------
Adjusted earnings attributable to common stocks..............   $   952.9      $ 277.8      $144.9
                                                                 ========       ======      ======
Weighted average shares outstanding (in millions)............       710.2        243.0        88.6
Adjustments
  Shares issued on assumed conversion of preference
     stocks*.................................................          --          7.0          --
  Assumed exercise of dilutive stock options*................         7.5           --         2.8
                                                                    -----        -----        ----
Adjusted weighted average shares outstanding.................       717.7        250.0        91.4
                                                                    =====        =====        ====
Per Share Data
Earnings per share attributable to undistributed earnings on
  common stocks..............................................       $1.33        $1.11       $1.58
Dividends....................................................        0.80         0.40        0.72
                                                                    -----        -----       -----
Earnings per share attributable to common stocks.............       $2.13        $1.51       $2.30
                                                                    =====        =====       =====

- -------------------------
Note: The difference between fully diluted and primary earnings per share is immaterial.

* The assumed conversion of preference stocks and exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.